                                                                   EXHIBIT 16(d)

                 Merrill Lynch Michigan Municipal Bond Fund of
          Merrill Lynch Multi-State Municipal Series Trust - Class D
                               10/21/94-7/31/95

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
                                                     Since
                                                   Inception
                                                    Average        Since
                                                     Annual      Inception
                                                     Total         Total
                                                    Return        Return*
                                                   ---------     ---------
Initial Investment                                 $1,000.00     $1,000.00

Divided by Initial Maximum Offering Price               9.83
                                                   ---------
Divided by Net Asset Value                                            9.44
                                                                 ---------
Equals Shares Purchased                              101.695       105.932

Plus Shares Acquired through
  Dividend Reinvestment                                4.272         4.450
                                                   ---------     ---------
Equals Shares Held at 7/31/95                        105.967       110.382

Multiplied by Net Asset Value at 7/31/95                9.86          9.86
                                                   ---------     ---------
Equals Ending Value at $1,000 Investment
  (ERV) at 7/31/95                                  1,044.84      1,088.37

Divided by $1,000 (P)                                 1.0448        1.0884

Subtract 1                                            0.0448        0.0884

Expressed as a percentage equals the
  Aggregate Total Return for the Period (T)             4.48%
                                                   =========
Expressed as a percentage equals the
 Aggregate Total Return for the Period                                8.84%
                                                                 =========
ERV divided by P                                      1.0448

Raise to the power of                                 1.2898

Equals 1                                              1.0582

Subtract 1                                            0.0582

Expressed as a percentage equals the
 Average Annualized Total Return                        5.82%
                                                   =========
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*Does not include sales charge for the period.
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                          30 DAYS STANDARDIZED YIELD
                           FOR PERIOD ENDING 7-31-95

                 Merrill Lynch Michigan Municipal Bond Fund of
          Merrill Lynch Multi-State Municipal Series Trust - Class D

Long term income generally based on yield to
  maturity times market value of each security                  $        4,680

Plus short term income accrued for the past
  thirty days                                                              322
                                                                --------------
Equals Total Income                                                      5,002

Less expenses for the past thirty days                                    -511
                                                                --------------

Equals net monthly income for yield calculation                          4,491
                                                                --------------

Average shares outstanding for 30 days                                  96,407

Times the Maximum Offering Price                                         10.26
                                                                --------------

Equals total dollars                                                  $989,140
                                                                ==============

Net monthly income divided by total dollars equals                 0.004540084
                                                                --------------

Add 1                                                              1.004540084
                                                                --------------

Raise to the power of 6                                            1.027551566
                                                                --------------

Subtract 1                                                         0.027551566
                                                                --------------

Times 2                                                            0.055103132
                                                                --------------

Expressed as a percentage equals the
  Standardized Yield for 30 day period                                    5.51%
                                                                         =====

Tax Rate                                                                 28.00%

X = 1 minus Tax Rate                                                     72.00%

Standardized Yield divided by x equals
  Tax Equivalent Yield for 30 day period                                  7.65%
                                                                         =====
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